UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

ANEBULO PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

Delaware	001-40388	85-1170950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Ranch Road 620 South, Suite 201 Lakeway, TX	78734
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 598-0931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will host its inaugural R&D Day on Monday, September 26, 2022, in person at the Nasdaq MarketSite in New York City from approximately 10:00 a.m. to 12:30 p.m. (ET). During the R&D Day, the Company plans to present the Company presentation furnished as Exhibit 99.1 to this report.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On September 26, 2022, the Company announced positive interim data from Part B of its Phase 2 clinical trial of ANEB-001 for the potential treatment of acute cannabinoid intoxication (“ACI”). The clinical trial is being conducted in healthy adult occasional cannabis users at the Centre for Human Drug Research (“CHDR”) in the Netherlands. Results of Part A of the study, announced in July 2022, showed positive effects of 50 mg or 100 mg of ANEB-001 in reducing the effects of a 10.5 mg oral delta-9-tetrahydrocannabinol (“THC”) dose. Part B of the study is an adaptive study design intended to evaluate lower doses of ANEB-001 at higher levels of THC.

The first two cohorts of Part B were challenged with 21 mg of THC, dosed orally (twice the THC dose used in Part A). Subjects then received 30mg (Cohort 1) or 10mg (Cohort 2) oral doses of ANEB-001, or matching placebo. The interim data available from Part B include pharmacokinetics (“PK”), key pharmacodynamic (“PD”) outcomes, and blinded safety data. Based on these data, subjects challenged with a higher 21 mg oral THC dose and treated with placebo showed greater central nervous system effects than observed in Part A with 10.5 mg THC. The effects included a substantial increase in feeling high and body sway, decreased alertness, and slightly increased heart rate compared to baseline. In contrast, dosing of subjects with 10 mg or 30 mg ANEB-001 led to significant and sustained reductions in the visual analog scale (“VAS”) feeling high score (p < 0.001), improvement in the VAS alertness scale (p < 0.01), and a reduction in THC-induced body sway (p < 0.01), compared to placebo.

In addition, 100% of subjects given 21 mg THC with placebo in Cohorts 1 and 2 met the VAS threshold for feeling high (>20 mm on the 100 mm VAS scale) compared to only 1 subject per group dosed with ANEB-001 at 10 mg or 30 mg doses. Although the THC-induced increase in heart rate in this study was small, there was a trend towards improvement with ANEB-001 compared to placebo. The 10 mg and 30 mg ANEB-001 doses had similar effects to previous higher doses used in Part A, despite doubling the THC dose. Pharmacokinetic data from Part A and the first two cohorts of Part B confirmed rapid absorption and dose-related plasma exposure for oral ANEB-001.

Based on blinded safety data, adverse events in Cohorts 1 and 2 were mild and transient, except for two cases of moderate dizziness in Cohort 1 likely attributable to THC.

Based on Part A and interim Part B results, the Company is continuing Part B of the study at CHDR to further evaluate the dose response and the effects of separating the doses of THC and ANEB-001. Enrollment of the third cohort of Part B is ongoing. The Company is currently collaborating with the Model-Informed Drug Development (“MIDD”) group at the U.S. Food and Drug Administration to develop a PK/PD model that will be designed to predict optimal doses for treatment of ACI subjects. Preparations are ongoing for an observational study in ACI subjects in the emergency department setting to further support the PK/PD model and ANEB-001 development.

Forward-Looking Statements

Statements contained in this report that are not statements of historical fact are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these forward-looking statements can be identified by words such as “anticipate,” “believe,” “designed,” “expect,” “intend,” “may,” “will,” “should” and other comparable terms. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations regarding: the PK/PD model the Company is developing in collaboration with MIDD and its expected design and capabilities; the Company’s planned observational study in ACI subjects in the emergency department setting and its expected benefits; and statements related to the remainder of Part B of the Phase 2 study. You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to: initial and interim results from clinical studies are not necessarily indicative of results that may be observed in the future; clinical trial site challenges that may impact the expected timing of the Company’s ongoing clinical trials, including challenges related to COVID-19; the timing and success of clinical trials and potential safety and other complications thereof; future supply or manufacturing issues; any negative effects on the Company’s business and product development plans caused by or associated with COVID-19 or geopolitical issues; and the Company’s need for additional capital. These and other risks are described in under the “Risk Factors” heading of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2022. All forward-looking statements made in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information, future events, changed conditions or otherwise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Company Presentation dated September 26, 2022
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: September 26, 2022	By:	/s/ Simon Allen
Simon Allen
Chief Executive Officer